Exhibit 10.47

GUARANTY

This GUARANTY is entered into as of November 23, 2010, by SunPower Corporation, a Delaware corporation (the “Guarantor”), in favor of and for the benefit of Société Générale and each of its successors and assigns as Lender (as hereinafter defined) under the Credit Agreement referred to below (the “Guarantied Party”).

RECITALS:

(A)
SunRay Malta Holding (the “Borrower”), the Guarantor and Société Générale as lender (in such capacity, the “Lender”) are parties to a Revolving Credit Agreement dated as of November 23, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meaning given to them in the Credit Agreement).

(B)	Pursuant to the terms of the Credit Agreement, the Lender has agreed to make Advances to the Borrower upon the terms and subject to the conditions set forth therein.

(C)
The Borrower is an indirectly wholly owned Subsidiary of the Guarantor and the Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. Accordingly, the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of the Guarantor (which benefits are hereby acknowledged).

(D)	It is a condition precedent to the making of Advances under the Credit Agreement that the Guarantor execute and deliver this Guaranty.

1	Guaranty.

(a)
In consideration of the premises above and in order to induce the Guarantied Party to extend credit to the Borrower pursuant to the Credit Agreement, the Guarantor irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due by the Borrower but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code). The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes any and all payment obligations of the Borrower or the Guarantor now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, this Guaranty and the other Loan Documents, including (i) those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of the Borrower or from time to time renew them after they have been satisfied and (ii) all amounts that constitute part of the Guarantied Obligations and would be owed by the Borrower to the Guarantied Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

(b)
Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of the Guarantor and the Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve the Borrower of any portion of such Guarantied Obligations.

(c)
In the event that all or any portion of the Guarantied Obligations is paid by the Borrower, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from the Guarantied Party as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

(d)
Subject to the other provisions of this Section 1, upon the failure of the Borrower to pay any of the Guarantied Obligations when and as the same shall become due and payable, the Guarantor will upon demand pay, or cause to be paid, in cash, to the Guarantied Party, an amount equal to the aggregate of the unpaid Guarantied Obligations.

2	Guaranty Absolute; Continuing Guaranty.

The obligations of the Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full in cash of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees that:

(a)	this Guaranty is a guaranty of payment when due and not of collectibility;

(b)	the Guarantied Party may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default;

(c)
the obligations of the Guarantor hereunder are independent of the obligations of the Borrower under the Loan Documents and the obligations of any other guarantor of the obligations of the Borrower and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions; and

(d)
the Guarantor’s payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its successors and assigns, and the Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

3	Actions by the Guarantied Party.

The Guarantied Party may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of the Guarantor’s liability hereunder:

(a)	renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations;

(b)
settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; and

(c)	exercise any other rights available to the Guarantied Party under the Loan Documents.

4	No Discharge.

This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them:

(a)
any failure to assert or enforce, or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations;

(b)
any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations;

(c)	the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;

(d)
the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though the Guarantied Party might have elected to apply such payment to any part or all of the Guarantied Obligations;

(e)
any defenses, set-offs or counterclaims which the Borrower may assert against the Guarantied Party in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and

(f)
any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guarantied Obligations.

5	Waivers.

The Guarantor waives, to the maximum extent permitted by applicable law, for the benefit of the Guarantied Party:

(a)
any right to require the Guarantied Party, as a condition of payment or performance by the Guarantor, to (i) proceed against the Borrower, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Guarantied Party in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of  the Guarantied Party;

(b)
any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower from any cause other than the absence of any outstanding Guarantied Obligations (including payment in full thereof);

(c)	any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d)	any defense based upon the Guarantied Party’s errors or omissions in the administration of the Guarantied Obligations;

(e)
(i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Guarantied Party protect, secure, perfect or insure any Lien or any property subject thereto;

(f)
notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof;

(g)
to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 5 are knowingly made in contemplation of such benefits.

6	The Guarantor’s Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations.

(a)	Until the Guarantied Obligations shall have been paid in full and the Commitment shall have terminated, the Guarantor shall not exercise:

(i)
any claim, right or remedy, direct or indirect, that the Guarantor now has or may hereafter have against the Borrower or any of its assets in connection with this Guaranty or the performance by the Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, without limitation, (x) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against the Borrower, (y) any right to enforce, or to participate in, any claim, right or remedy that the Guarantied Party now has or may hereafter have against the Borrower, and (z) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Guarantied Party, and

(ii)	any right of contribution the Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations.

(b)
The Guarantor further agrees that, to the extent the agreement not to exercise any of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution the Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Guarantied Party may have against the Borrower, to all right, title and interest the Guarantied Party may have in any such collateral or security, and to any right the Guarantied Party may have against such other guarantor.

(c)
Any indebtedness of the Borrower now or hereafter held by the Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of the Borrower to the Guarantor collected or received by the Guarantor after an Event of Default has occurred and is continuing under the Credit Agreement, and any amount paid to the Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for the Guarantied Party and shall forthwith be paid over to the Guarantied Party to be credited and applied against the Guarantied Obligations.

7	Expenses.

The Guarantor agrees to pay, or cause to be paid, on demand,  any and all reasonable costs and expenses (including reasonable fees and costs of counsel) incurred or expended by the Guarantied Party in connection with the enforcement of or preservation of any rights under this Guaranty.

8	Financial Condition of the Borrower.

The Guarantied Party shall not have any obligation (and the Guarantor waives any duty on the part of the Guarantied Party) to disclose or discuss with the Guarantor its assessment, or the Guarantor’s assessment, of the financial condition of the Borrower or any matter or fact relating to the business, operations or condition of the Borrower. The Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of non-payment of the Guarantied Obligations.

9	Amendments and Waivers; Termination.

(a)
No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall in any event be effective without the written concurrence of the Guarantied Party and, in the case of any such amendment or modification, the Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

(b)
Subject to Section 1(c), this Guaranty will terminate upon the later to occur of (i) the indefeasible payment in full in cash of all Guarantied Obligations, and (ii) the termination of the Commitment, at which time the Guarantied Party will execute and deliver to the Guarantor, at the Guarantor’s expense, all releases and similar documents that the Guarantor may reasonably request to evidence such termination.  Any execution and delivery of releases or other documents pursuant to this Section 11(b) will be without recourse to or warranty by the Guarantied Party.

10	Miscellaneous.

(a)
The rights, powers and remedies given to the Guarantied Party by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Guarantied Party by virtue of any statute or rule of law or in any of the Loan Documents or any other agreement between the Guarantor and the Guarantied Party or between the Borrower and the Guarantied Party. Any forbearance or failure to exercise, and any delay by the Guarantied Party in exercising any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

(b)
In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)	This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)	This Guaranty shall inure to the benefit of the Guarantied Party and its successors and assigns permitted pursuant to Section 7.07 of the Credit Agreement.

(e)	The Guarantor hereby agrees not assign or delegate any or all of its rights or obligations under this Guaranty.

(f)
The Guarantor hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(g)
Each of the Guarantor and the Guarantied Party hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty or any of the other Loan Documents or the actions of the Lender in the negotiation, administration, performance or enforcement hereof or thereof. THE GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, THE GUARANTIED PARTY EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE GUARANTOR AND THE GUARANTIED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE GUARANTOR AND THE GUARANTIED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS

OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

(h)
This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

(i)	All notices hereunder shall be given in accordance with the terms of Section 7.02 of the Credit Agreement.

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IN WITNESS WHEREOF, the Guarantor and, solely for purposes of the waiver of the right to jury trial contained in Section 11, the Guarantied Party have caused this Guaranty to be duly executed and delivered by their respective signatories thereunto duly authorized as of the date first written above.

The Guarantor:	SUNPOWER CORPORATION

	By	/s/ Dennis V. Arriola
		Name:	Dennis V. Arriola
		Title:	Executive Vice President and Chief Financial Officer

Guarantied Party:	SOCIÉTÉ GÉNÉRALE

	By	/s/ Matthew Vickerstaff
		Name:	Matthew Vickerstaff
		Title:	Managing Director

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